Exhibit 10.19

PERSONAL AND CONFIDENTIAL

To: Christian Wiehen

Brussels, March 30, 2007

Re: Your repatriation to Germany

Dear Christian,

Further to your conversation with Larry Costello and afterwards your meeting with Inge Oyen of March 27, 2007, I hereby would like to confirm our decision to repatriate you to Germany as of April 1, 2007.

This letter summarizes our discussion points and intends to confirm the arrangements for your return to Germany.

Housing

As discussed during our meeting the termination of your current rental agreement and utility connection in Belgium has already been arranged.

In case you need further assistance in this respect, please contact Jindra Vink of Deloitte (+32 2 600 6817) who is able to assist.

Relocation

According to your assignment contract, dated December 6, 2002, American Standard Europe BVBA will reimburse you for the costs of relocating back to Hannover, Germany and consider reimbursing you for any other reasonable expenses directly associated with the move.

Taxes

You will be contacted shortly by Deloitte, Jan Pattyn, in order to organize a meeting to give clarity on taxes in Belgium for 2006 and 2007.

Mr. Jan Pattyn

Tel. +32 2 600 6855

jpattyn@deloitte.com

American Standard Europe BVBA – Chaussee de Wavre 1789 – 1160 Brussels

De-registration

Please make necessary arrangement with your town hall, in order to de-register yourself. In case you need any further assistance in this respect, please contact Jindra Vink of Deloitte (+32 2 600 6817) who is able to assist.

Payroll

After your relocation to Germany, you will be included in the domestic payroll. The appropriate payroll and HR contacts in Germany and Belgium will be informed accordingly.

Company Car

Since you have chosen a new company car last year, I will verify with Deloitte whether there are any legal and/or tax implication whether we decide that you keep this company car.

As of the date of the transfer the employment relationship will be exclusively governed by German laws.

I trust the above outlined items are helpful. Please do not hesitate to contact me if you should have any additional questions.

Yours sincerely,

Arielle Vander Perren

Cc:

Remi Tersiguel

Larry Costello

Joerg Baerbock

American Standard Europe BVBA – Chaussee de Wavre 1789 – 1160 Brussels